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Exhibit 23.3

CONSENT OF RYDER SCOTT COMPANY, L.P.

        As independent petroleum engineers, Ryder Scott Company, L.P. hereby consents to the reference to us in this Registration Statement on Form S-4 (Registration No. 333-00000) of EP Energy LLC (the "Registration Statement") under the heading "Experts" and to our report under the caption "Business—Oil and Gas Properties" and "Audited Consolidated Financial Statements—Supplemental Oil and Natural Gas Operations (Unaudited)" and the incorporation by reference of our reserve report as of December 31, 2014 as Exhibit 99.4 to this Registration Statement.

/s/ RYDER SCOTT COMPANY, L.P.
RYDER SCOTT COMPANY, L.P. TBPE Firm Registration No. F-1580

Houston, Texas
June 24, 2015

SUITE 600, 1015 4TH STREET, S.W.    CALGARY, ALBERTA T2R 1J4    TEL (403) 262-2799    FAX (403) 262-2790
621 17TH STREET, SUITE 1550    DENVER, COLORADO 80293-1501    TEL (303) 623-9147    FAX (303) 623-4258

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  Exhibit 23.3
CONSENT OF RYDER SCOTT COMPANY, L.P.